Exhibit 99.1

Asterias Biotherapeutics Receives $11.7 Million in Proceeds
from Exercise of Warrants

Menlo Park, Calif. May 26, 2015 — Asterias Biotherapeutics, Inc. (NYSE MKT: AST), a biotechnology company focused on the emerging field of regenerative medicine, today announced that all outstanding common share purchase warrants originally issued in June 2014 were exercised prior to their expiry on June 15, 2015, resulting in total proceeds to the Company of $11.7 million.

“We thank our shareholders for their continued support,” said Pedro Lichtinger, President and CEO of Asterias. “This exercise of warrants represents a strong vote of confidence from our long-term shareholders in Asterias, the prospects for our clinical programs, and our potential to create value. The $11.7 million in proceeds strengthens our balance sheet and will be used to further advance our development programs focused on major unmet medical needs without adequate available therapies, including AST-OPC1 for spinal cord injuries and AST-VAC2 for lung cancer.”

“Asterias has made significant progress since these warrants were issued nearly 12 months ago,” continued Mr. Lichtinger. “Among other accomplishments, we obtained commitments for non-dilutive financing from the California Institute for Regenerative Medicine and Cancer Research U.K., we received FDA clearance and initiated a Phase 1/2a clinical trial for AST-OPC1 for complete cervical spinal cord injury (“SCI”), and the abstract from the Phase 2 clinical trial of our autologous telomerase-based dendritic cell cancer vaccine, AST-VAC1, was selected for an oral presentation on May 30, 2015 at the 2015 American Society of Clinical Oncology (ASCO) Annual Meeting.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities, and there shall not be any offer, solicitation or sale of securities mentioned in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction. Any offering of the securities under a resale registration statement, if any, will only be by means of a prospectus.

About Asterias Biotherapeutics

Asterias Biotherapeutics, Inc. (NYSE MKT: AST) is a leading biotechnology company in the emerging field of regenerative medicine. The Company’s core technologies center on pluripotent stem cells, which are characterized by the ability to become all cell types in the human body. Asterias is focused on developing therapies based on pluripotent stem cells to treat diseases or serious injuries in several medical areas where there is high unmet medical need and without adequate available therapies. Asterias’ two therapeutic programs, AST-OPC1 (oligodendrocyte progenitor cells) for spinal cord injuries and AST-VAC2 (antigen-presenting allogeneic dendritic cells) for lung cancer, are based on the Company’s proprietary technology platforms of Pluripotent Stem Cells and Allogeneic Dendritic Cell Immunotherapy, respectively. AST-OPC1 is currently in a Phase 1/2a clinical trial. Additional information about Asterias can be found at www.asteriasbiotherapeutics.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Asterias, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Asterias, particularly those mentioned in the cautionary statements found in Asterias’ filings with the Securities and Exchange Commission. Asterias disclaims any intent or obligation to update these forward-looking statements.

Contacts

Investors

InvestorRelations@asteriasbio.com

(650) 433-2992